Exhibit 99.1

January 20, 2017

Western Uranium Corporation to Attend Vancouver Resource Investment Conference 2017

FOR IMMEDIATE RELEASE

Toronto, Ontario and Nucla, Colorado - Western Uranium Corporation (CSE: WUC) (OTCQX: WSTRF) (“Western” or the ”Company”) announces that company representatives of Western will be attending the Vancouver Resource Investment Conference 2017 to be held in Vancouver, British Columbia, Canada on January 22-23, 2017 sponsored by Cambridge House International.

The CEO of the Company, George Glasier and Chairman of the Board, Michael Skutezky will be available for meetings with shareholders and stakeholders. If you wish to meet with Western, please email the Company’s Investor Relations department at ir@western-uranium.com to set up a meeting. An updated Company presentation has been posted to the Western website, www.western-uranium.com.

About Western Uranium Corporation

Western Uranium Corporation is a Colorado based uranium and vanadium conventional mining company focused on low cost near-term production of uranium and vanadium in the western United States and development and application of ablation mining technology.

FORWARD LOOKING STATEMENTS AND CAUTIONARY NOTE

This news release may contain forward-looking statements that are based on the Company’s expectations, estimates and projections regarding its business and the economic environment in which it operates. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. Therefore, actual outcomes and results may differ materially from those expressed in these forward-looking statements and readers should not place undue reliance on such statements. Statements speak only as of the date on which they are made.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:

George Glasier

President and CEO

Office: 970-864-2125

gglasier@western-uranium.com

Michael Skutezky

Chairman of the Board

Office: 416-564-2870

mskutezky@western-uranium.com